                                  EXHIBIT 23.6




                                     Consent


         In connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") by Tweeter Home Entertainment Group, Inc. (the "Company"), the undersigned consents, on behalf of TWICE Consumer Electronics Retail Registry, to the inclusion of the following clause (or any clause or sentence substantially similar to the following clause) in the Registration Statement, and to the filing of this consent with the Securities and Exchange Commission as an exhibit to the Registration Statement:

         "The Company has been recognized...as the fastest growing consumer electronics retailer in the United States in 1997 by the TWICE Consumer Electronics Retail Registry."



                              For TWICE Consumer Electronics Retail Registry

                              /s/ Marcia Grand
                              ----------------------------------------------
                              Name: Marcia Grand
                              Title: Publisher